SAMPLE FORM CONVERTIBLE NOTE

No. {____}	U.S. {____}

CONTACT MINERALS CORP.
(Incorporated under the laws of the State of Nevada)

10% CONVERTIBLE NOTE
DUE JANUARY 31, 2011

(BEING ONE OF A SERIES OF CONVERTIBLE NOTES APPROVED BY RESOLUTION
OF THE DIRECTORS OF THE COMPANY DATED JANUARY 8, 2009,
AND SUBJECT TO THE TERMS AND CONDITIONS (THE “TERMS”) THEREOF.)

     FOR VALUE RECEIVED, CONTACT MINERALS CORP. (herein referred to as the “Company”) promises to pay to

{NAME}
of {ADDRESS}
or any subsequent registered holder hereof (the “Holder”), the principal sum of on or prior to {DATE} (the “Maturity Date”), and to pay interest on the principal sum outstanding on January 31st of each year commencing on January 31, 2010, at the rate of 10% per annum subject to adjustment for any part period in accordance with the Terms of this Note. Such interest shall be paid in United States currency or common shares in accordance with the Terms of this Note, to the person and at the address in whose name this Note is registered on the records of the Company regarding registration and transfers of the Notes (the “Note Register”) on the business day immediately preceding the payment date. The principal of this Note is payable, if converted in shares of Common Stock, or if not converted, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the person and at the address in whose name this Note is registered on the Note Register on the business day immediately preceding the payment date. The forwarding of such payment shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum or Common Shares so paid.

     THIS NOTE is one of a duly authorized issue of Notes of the Company, designated as its 10% Convertible Notes due January 31, 2011 (the “Notes”).

     THIS NOTE is subject to the terms and conditions established by Resolution of the Directors of the Company dated January 8, 2009 creating the series of Notes, which are incorporated herein by reference, and available for inspection at the head office of the Company at 595 Hornby Street, Suite 706, Vancouver, British Columbia, Canada V6C 2E8.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

CONTACT MINERALS CORP.
Date:

By:
Kerry J. McCullagh, President

NOTICE OF CONVERSION

TO:	CONTACT MINERALS CORP.

The undersigned hereby exercises the right to convert Notes into shares of Common Stock (“Common Stock”) of Contact Minerals Corp. surrendered herewith according to the Terms of the Note and herewith makes payment by cash, certified check or bank draft of the Conversion Price in full. No fee will be charged to the Holder for any conversion.

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock issuable to the undersigned upon conversion of the Notes shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the ‘Act’) or pursuant to an exemption from registration under the Act.

DATE OF CONVERSION	AUTHORIZED SIGNATURE

AMOUNT OF CONVERSION	NAME

ADDRESS

CITY, STATE/PROVINCE/CODE

* No shares of Common Stock will be issued until the original Note(s) to be converted and the Notice of Conversion are received by the Company. The Company shall use its best efforts to issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Notes to be converted, and shall make payments pursuant to the Subscription Agreement for the number of business days such issuance and delivery is late.

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

Please print or typewrite name and address of assignee

$_______________ of the principal amount of the within Convertible Note of Contact Minerals Corp., together with any accrued and unpaid interest thereon and hereby irrevocably constitutes and appoints __________________________________ Attorney to transfer the said Note on the register of the 10% Convertible Notes due January 31, 2011 of Contact Minerals Corp. with full power of substitution in the premises.

Dated ____________________________

_________________________________
SIGNATURE OF REGISTERED HOLDER

Instructions:

1.	Signature of the registered holder must be the signature of the person appearing on the face of this Convertible Note.
2.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Contact Minerals Corp.

3.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.
4.	The Notes shall only be transferable in accordance with applicable laws.

LEGEND

NEITHER THESE SECURITIES, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF OR THE SECURITIES ISSUED AS PAYMENT OF INTEREST HEREON HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR PROVINCE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.